EXHIBIT 99.1

INVESTMENT AGREEMENT

BETWEEN

APPLIED MINERALS, INC.

AND

THE INVESTORS PARTY HERETO

DATED DECEMBER 22, 2011

TABLE OF CONTENTS

                                                                                                                                                                                              Page
ARTICLE I DEFINITIONS	4

Section 1.1	Definitions Generally	4

ARTICLE II PURCHASE AND SALE	4

Section 2.1	Purchase and Sale of the Shares and Warrants	4
Section 2.2	Closing	4
Section 2.3	Closing Deliverables	4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE ISSUER	5

Section 3.1	Organization and Qualification	5
Section 3.2	Authority	5
Section 3.3	No Conflict; Required Filings and Consents	5
Section 3.4	Shares	5
Section 3.5	Warrant and Warrant Shares	5
Section 3.6	Capitalization	6
Section 3.7	Financial Statements	6
Section 3.8	SEC Reports; Sarbanes-Oxley Act	6
Section 3.9	Absence of Undisclosed Liabilities	6
Section 3.10	Absence of Certain Changes or Events	7
Section 3.11	Compliance with Law; Permits	7
Section 3.12	Litigation	7
Section 3.13	Employee Benefit Plans	7
Section 3.14	Labor and Employment Matters	7
Section 3.15	Intellectual Property	7
Section 3.16	Real and Personal Property	8
Section 3.17	Taxes	8
Section 3.18	Environmental Matters	8
Section 3.19	Material Contracts	8
Section 3.20	Brokers	8
Section 3.21	No Vote Required	8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	9

Section 4.1	Organization	9
Section 4.2	Authority	9
Section 4.3	Required Filings and Consents	9
Section 4.4	Brokers	9
Section 4.5	Accredited Investor: Acquisition for Own Account	9

ARTICLE V COVENANTS	10

Section 5.1	Preemptive Rights	10
Section 5.2	Adjustments	10
Section 5.3	Further Assurances	10

ARTICLE VI INDEMNIFICATION	11

Section 6.1	Survival of Representations and Warranties	11
Section 6.2	Indemnification	11
Section 6.3	Procedures	11
Section 6.4	Payment	11

ARTICLE VII GENERAL PROVISIONS	12

Section 7.1	Fees and Expenses	12
Section 7.2	Amendment; Modification; Waiver	12
Section 7.3	Notices	12
Section 7.4	Entire Agreement	12
Section 7.5	Third-Party Beneficiaries	12
Section 7.6	Governing Law; Submission to Jurisdiction	12
Section 7.7	Waiver of Trial by Jury	13
Section 7.8	Assignment; Successors	13
Section 7.9	Headings	13
Section 7.10	Severability	13
Section 7.11	Specific Performance	13
Section 7.12	Counterparts	13

Appendix A	Definitions 17-18
Exhibit A	Warrant 19
Exhibit B	Registration Rights Agreement 20
Exhibit C	Director Nomination Agreement 21

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of this 22 day of December, 2011, is entered into by and among Applied Minerals, Inc., a Delaware corporation (the “Issuer”), and Samlyn Onshore Fund, LP, a Delaware limited partnership (“Samlyn Onshore”), and Samlyn Offshore Master Fund, Ltd., a Cayman Islands exempted company (“Samlyn Offshore,” and together with Samlyn Onshore, the “Investors”).  Each of the Issuer, on the one hand, and the Investors, on the other hand, may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, on the terms and conditions set forth herein, the Issuer has agreed to issue to the Investors 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Issuer in the aggregate and warrants, substantially in the form attached hereto as Exhibit A (each a “Warrant,” and collectively, the “Warrants”), to purchase an additional 5,000,000 shares of Common Stock in the aggregate, subject to the terms and conditions set forth in the Warrants;

WHEREAS, on the terms and conditions set forth herein, Samlyn Onshore will be acquiring 3,850,000 of the Shares and a Warrant to purchase 1,925,000 Warrant Shares (subject to adjustments set forth in such Warrant);

WHEREAS, on the terms and conditions set forth herein, Samlyn Offshore will be acquiring 6,150,000 of the Shares and a Warrant to purchase 3,075,000 Warrant Shares (subject to adjustments set forth in such Warrant);

WHEREAS, in connection with the Transactions, the Issuer and the Investors have entered into, simultaneously herewith, a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement,”), providing the Investors registration rights with respect to the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), subject to the terms and conditions set forth in the Registration Rights Agreement;

WHEREAS, in connection with the Transactions, the Issuer and the Investors have entered into, simultaneously herewith, a Director Nomination Agreement, in the form attached hereto as Exhibit C (the “Director Nomination Agreement”), providing the Investors nomination rights to the board of directors of the Issuer, subject to the terms and conditions set forth in the Director Nomination Agreement; and

WHEREAS, the Investors wish to acquire the Shares and the Warrants from the Issuer, and the Issuer wishes to issue the Shares and the Warrants to the Investors, pursuant to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions Generally

.  Defined terms in this Agreement and in the appendices, exhibits and disclosure schedules to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to such terms in Appendix A. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement and the appendices, exhibits and disclosure schedules hereto.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Shares and Warrants

.  Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties and covenants contained in this Agreement, the Issuer shall sell and deliver the Shares and the Warrants to the Investors, and the Investors shall acquire the Shares and the Warrants from the Issuer, for an aggregate purchase price of US$10,000,000 (the “Purchase Price”), in accordance with the respective allocation of the Shares, Warrant Shares and Purchase Price for each Investor is set forth in the signature pages hereto.

Section 2.2 Closing

.  The closing of the sale and purchase of the Shares and of the Warrants (the “Closing”) will take place by the exchange of documents via electronic delivery, on the date hereof, or at such other date, time or place as the Issuer and the Investors mutually may agree in writing.  The date on which the Closing occurs shall be referred to as the “Closing Date.”

Section 2.3 Closing Deliverables
.

(a) On or before the Closing Date, the Investors shall deliver to the Issuer (i) an amount equal to the Purchase Price in immediately available funds and (ii) an executed counterpart to this Agreement and to each Ancillary Document to which the Investors are a party.

(b) On or before the Closing Date, the Issuer shall deliver to the Investors (i) certificates representing the Shares, (ii) an executed counterpart to this Agreement and to each Ancillary Document to which the Issuer is a party and (iii) a written opinion of counsel, addressed to each Investor, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Investors in form and substance) that (A) the issuance of the Shares and of the Warrants does not involve a transaction requiring registration or qualification under the Securities Act, (B) each of the Shares has been duly authorized and is validly issued, fully paid and non-assessable and (C) each of the Warrants is a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms except (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) the Warrant Shares have been duly authorized and, when issued upon exercise of a Warrant in accordance with such Warrant’s terms, will be validly issued, fully paid and non-assessable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to each Investor as follows (as used in this Article III the term “Issuer” shall mean the Issuer and each of its subsidiaries):

Section 3.1 Organization and Qualification

.  The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Issuer has full corporate power and authority to own, lease and operate its properties and to carry on its business.  The Issuer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing as a foreign corporation in any such jurisdiction (other than Utah), as the case may be, would not be deemed material.

Section 3.2 Authority

.  The Issuer has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents and to consummate the Transactions.  This Agreement and the Ancillary Documents have been duly executed and delivered by the Issuer and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Issuer and enforceable upon and against the Issuer in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

Section 3.3 No Conflict; Required Filings and Consents

.  The execution, delivery and performance by the Issuer of this Agreement and the Ancillary Documents and the consummation by the Issuer of the Transactions do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of the Issuer; (b) violate any federal, state or local law, order, decree, statute, regulation or injunction (collectively, “Law”) applicable to the Issuer; (c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever (collectively, “Encumbrances”) upon any property or right of the Issuer pursuant to any contract, agreement, license, permit or other instrument to which the Issuer is a party or by which the Issuer or any of its rights, assets or properties may be bound, affected or benefited; or (d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof (a “Governmental Authority”), except for any filings required to be made under applicable federal and state securities laws.

Section 3.4 Shares

.  The Issuer has the right, authority and power to issue, sell, assign and transfer the Shares to the Investors.  The Shares, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration set forth herein, shall be validly issued, fully paid and non-assessable, free and clear of any Encumbrances.  The issuance of the Shares pursuant to this Agreement is not subject to any preemptive or similar rights of any securityholder of the Issuer.  There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of Common Stock.

Section 3.5 Warrant and Warrant Shares.

(a) Each Warrant shall, upon issuance pursuant to the terms hereof and the terms of such Warrant and upon payment therefor, be valid and legally binding obligations of the Issuer, enforceable in accordance with such Warrant’s the terms upon and against the Issuer in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b) On and after the Closing Date, the Issuer shall have available for issuance the number of shares of Common Stock initially issuable upon exercise of a Warrant without giving effect to any anti-dilution provisions contained in such Warrant.  The Warrant Shares have been duly authorized, and when issued upon exercise of a Warrant in accordance with the terms of such Warrant, all Warrant Shares shall be validly issued, fully paid and non-assessable, free and clear of any Encumbrances (other than those imposed by federal or state securities Laws).  The issuance of the Warrant Shares pursuant to this Agreement and the Warrants is not subject to any preemptive or similar rights of any securityholder of the Issuer.

Section 3.6 Capitalization.

(a) The authorized capital stock of the Issuer consists of 120,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  As of the date hereof, (i) 79,089,488  shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding (collectively, the “Outstanding Capital Stock”), (ii) there are 13,021,341 shares of Common Stock underlying outstanding options and warrants to acquire shares of Common Stock, and (iii) 0 additional shares of Common Stock are reserved for issuance for future grants pursuant to the Issuer’s Benefit Plans.  The Outstanding Capital Stock constitute the only issued and outstanding shares of capital stock or other equity interests of the Issuer, and all shares of Outstanding Capital Stock and the shares of Common Stock reserved for issuance set forth in clauses (ii) and (iii)  of the foregoing sentence (the “Reserved Shares”), when issued in accordance with the respective terms thereof have been or will be duly authorized and validly issued, are or will be fully paid and non-assessable, free and clear of any Encumbrances (other than those imposed by federal or state securities Laws) and were or will be issued in compliance with all applicable federal and state securities Laws.  The securities for which the Reserved Shares are reserved for issuance constitute the only issued and outstanding securities convertible into or exercisable for capital stock.  The Outstanding Capital Stock and the Reserved Shares is not or will not be subject to any preemptive or similar rights of any securityholder of the Issuer.  There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any Outstanding Capital Stock or Reserved Shares.  No Outstanding Capital Stock or Reserved Shares have been or will be issued in violation of any rights, agreements, commitments or arrangements under applicable Law, the Certificate of Incorporation or By-Laws or any contract to which the Issuer is a party or by which it is bound.

(b) As of the date hereof, except pursuant to the Issuer’s Benefit Plans, this Agreement or the Ancillary Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Issuer or securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Issuer  to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c) Except as set forth in the Ancillary Documents and Schedule 3.6(c) of the Disclosure Schedules, the Issuer has not granted to any Person the right to require the Issuer to register Common Stock on or after the date hereof.

Section 3.7 Financial Statements
.
(a) True and complete copies of the audited consolidated balance sheet of the Issuer as at December 31, 2009 and December 31, 2010, and the related audited statements of income, retained earnings, stockholders’ equity and changes in financial position of the Issuer for the three years ended December 31, 2010, together with all related notes and schedules thereto, accompanied by the reports thereon of the Issuer’s independent auditors as filed with the SEC in the 10-K/A on October 7, 2011 (collectively, the “Financial Statements”) and the unaudited balance sheet of the Issuer as at September 30, 2011, and the related statements of income, retained earnings, stockholders’ equity and changes in financial position of the Issuer, together with all related notes and schedules thereto as filed with the SEC (collectively, the “Interim Financial Statements”) (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Issuer, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly present, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b) The books of account and financial records of the Issuer are true and correct and have been prepared and are maintained in accordance with sound accounting practice.  The Issuer has not made any changes in its accounting practice since December 31, 2010.

Section 3.8 SEC Reports; Sarbanes-Oxley Act.

(a) For the two years preceding the date hereof, the Issuer has timely filed with the SEC all forms, reports, schedules, certifications, prospectuses, proxy statements, registration statements and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by the Issuer (collectively, the “SEC Reports”). The SEC Reports (i) were prepared and will be prepared (when filed after the date of this Agreement) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent SEC Report filed with the SEC prior to the date of this Agreement.

(b) The Issuer has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) (“internal controls”). Such internal controls as in effect as of the date hereof are sufficient to provide reasonable assurance regarding the reliability of the Issuer’s financial reporting and the preparation of the Issuer’s financial statements for external purposes in accordance with GAAP, except to the extent of material weaknesses described in the SEC Reports.  The Issuer has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Issuer’s auditors and the Issuer’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial information and (ii) any fraud, whether material or not material, that involves management or other employees who have a significant role in internal controls.  The Issuer has disclosed in the SEC Reports any such disclosure made by management to the Issuer’s auditors and the Issuer’s board of directors, and the Issuer has provided the Investors a written summary of the information regarding matters set forth in clauses (i) and (ii) of the foregoing sentence, if any, that would have been disclosed in the Issuer’s Form 10-K for the fiscal year 2011 had such Form been filed prior to the date hereof.

Section 3.9 Absence of Undisclosed Liabilities

.  Except as and to the extent adequately accrued or reserved against in the audited balance sheet of the Issuer as of December 31, 2010 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”) or as set forth [in the SEC Reports or] in this Agreement, the Issuer has no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, and whether or not required by GAAP to be reflected on a balance sheet of the Issuer, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet that are not, individually or in the aggregate, material to the Issuer.

Section 3.10 Absence of Certain Changes or Events

.  Since the date of the Balance Sheet, except as set forth in the SEC Reports or in this Agreement:  (a) the Issuer has conducted its business only in the ordinary course consistent with past practice; (b) no event or development has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (c) the Issuer has not suffered any material loss, damage, destruction or other casualty affecting any of its properties or assets, whether or not covered by insurance; and (d) the Issuer has preserved substantially intact its business organization and assets, has kept available the services of its current officers, employees and consultants and has preserved the goodwill of its customers, suppliers and employees.

Section 3.11 Compliance with Law; Permits

.  The Issuer is and has been in compliance in all material respects with all Laws applicable to it. The Issuer is in possession of all material permits, licenses and other authorizations of any Governmental Authority (“Permits”) necessary for it to own, lease and operate its properties and to carry on its business as currently conducted, and is and has been in compliance in all material respects with all such Permits.  There is no basis for the revocation or withdrawal of any Permit.  The Issuer will continue to have the use and benefit of all Permits following the consummation of the Transactions.

Section 3.12 Litigation

.  There is no material suit, claim, inquiry, action, proceeding, arbitration or investigation by or before any arbitral, judicial, regulatory, governmental or administrative body (each, an “Action”) pending or threatened (a) affecting the Issuer or its assets, business or officers or directors, in their respective capacities as such; (b) to restrain or prevent the consummation of the Transactions; or (c) that might affect the right of the Investors to own and vote the Shares, nor is there any basis for any of the foregoing.

Section 3.13 Employee Benefit Plans

.  Except as set forth on Schedule 3.13 of the Disclosure Schedules, there are no current employment contracts or consulting agreements by which the Issuer is bound, and no bonus, stock option, deferred compensation, incentive compensation, severance or termination payment agreement or plan or any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by the Issuer for the benefit of any current or former employee, officer or director of the Issuer, or with respect to which the Issuer has any liability, contingent or otherwise (collectively, “Benefit Plans”).  None of the Benefit Plans (a) is a multiemployer plan (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (b) is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) or (c) provides post-employment welfare benefits (except to the extent required by Section 4980B of the Code).  All of the Benefit Plans currently comply, and have complied in the past, both as to form and operation, with the terms of such Benefit Plans and with the applicable provisions of ERISA, the Code and other applicable Law.

Section 3.14 Labor and Employment Matters

.  The Issuer is not a party to any contract or collective bargaining agreement with any labor organization.  There is no unfair labor practice charge, lawsuit, complaint, arbitration or material grievance against the Issuer pending before a Governmental Authority or, to the Issuer’s Knowledge, threatened, nor has any such matter been settled or resolved in the past two years.  In the past two years, the Issuer has not received written notice of the intent of any Governmental Authority responsible for the enforcement of employment Laws to conduct an investigation with respect to or relating to the Issuer, nor has the Issuer received written notice that any such investigation is in progress.

Section 3.15 Intellectual Property

.  Schedule 3.15 of the Disclosure Schedules contains a complete and correct list of all active registrations of, and all pending applications to register any, Intellectual Property Rights, in each case as of the date hereof.  The Intellectual Property Rights identified on Schedule 3.15 of the Disclosure Schedules are validly registered, held and/or recorded in the name of the Issuer  and are not, to Issuer’s Knowledge, subject to any pending cancellation, interference, reissue or reexamination proceeding.

Section 3.16 Real and Personal Property.

(a) The SEC Reports set forth a true and complete listing of (i) all real property and interests in real property owned by the Issuer (the “Owned Real Property”) and (ii) all real property and interests in real property leased or subleased by the Issuer or which the Issuer otherwise has a right to use or occupy (the “Leased Real Property,” and together with the Owned Real Property, the “Real Property”).  The Issuer does not occupy any real property, other than the Owned Real Property and Leased Real Property.  The Issuer has (x) good and marketable title in fee simple to all Owned Real Property and (y) good and marketable leasehold title to all Leased Real Property, in each case together with all plants, buildings, improvements and fixtures thereon, free and clear of all Encumbrances, other than Encumbrances for current taxes not yet past due and Encumbrances that do not, individually or in the aggregate, materially impair the ownership, use and operation of the related assets (collectively, “Permitted Encumbrances”).  No parcel of Real Property is or is threatened to become subject to any governmental decree or order to be sold or is or is threatened to be condemned, expropriated or otherwise taken by any public authority.

(b) The Issuer has good and valid title to, or a valid leasehold interest in, all of its personal property, including all personal property reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except for any personal property sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice.  None of the personal property owned or leased by the Issuer is subject to any Encumbrance, other than Permitted Encumbrances.  Except as set forth on Schedule 3.16(b) of the Disclosure Schedules, each item of tangible personal property of the Issuer is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put.

(c) The assets and properties owned, leased or licensed by the Issuer constitute all of the assets necessary for the Issuer to carry on its business as currently conducted.

Section 3.17 Taxes

.  The Issuer has filed in a timely manner all tax returns and other reports required of it under all federal, state, local and foreign tax laws.  All such returns and reports are correct and complete.  The Issuer has paid in full all taxes or other amounts due under such returns or reports (including, without limitation, all taxes that the Issuer is obligated to withhold from amounts paid or payable to, or benefits conferred upon, employees, creditors and third parties).  No tax examinations or audits of the Issuer are in progress or have taken place during the past ten years, and no basis exists for the assessment of any deficiency in any taxes against the Issuer, except as reflected in the most-recent Financial Statements or that have arisen after the date of such Financial Statements in the ordinary course of business.  The Issuer has not agreed, nor is it required, to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change of accounting method initiated by it or any other relevant party.  The Issuer has not been involved in any transaction or series of transactions that may be disregarded or reconstructed, in whole or in part, for any tax-related purposes by reason of any motive to avoid, reduce or delay a possible tax liability in violation of applicable Law.

Section 3.18 Environmental Matters

(a) The assets, properties, businesses and operations of the Issuer are, and have been, in compliance in all material respects with all applicable Environmental Requirements.

(b) There exists no basis for any Action, citation, directive or summons involving the Issuer or the Real Property, related to either any violation or alleged violation of Environmental Requirements, whether or not corrected, or any alleged or threatened liability for Environmental Damages.

Section 3.19 Material Contracts

.  Each Material Contract is valid, binding on the Issuer and enforceable in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and is in full force and effect.  No party to a Material Contract is in default (with or without notice or lapse of time or both) in any material respect.  No party to any Material Contract will have a right to terminate any or all of the provisions of any such Material Contract as a result of the consummation of the Transactions.

Section 3.20 Brokers

.  No Person acting on behalf of the Issuer is, or will be, entitled to any broker’s, finder’s, investment banking or similar fees in connection with this Agreement or any of the Transactions for which the Investors or any of their Affiliates could be liable.

Section 3.21 No Vote Required

.  No vote of any holders of any class or series of capital stock of or other equity interests in the Issuer is necessary to approve the issuance of the Shares and/or the Warrants.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investors, severally and not jointly, hereby represents and warrants to the Issuer as follows:

Section 4.1 Organization

.  Each Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

Section 4.2 Authority

.  The Investor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Investor and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Investor and be enforceable upon and against the Investor in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

Section 4.3 Required Filings and Consents

.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Transactions do not and will not require any consent or approval of, registration or filing with, or notice to any Governmental Authority.

Section 4.4 Brokers

.  No Person acting on behalf of the Investor is, or will be, entitled to any broker’s, finder’s, investment banking or similar fees in connection with this Agreement or any of the Transactions for which the Issuer or any of its Affiliates could be liable.

Section 4.5 Accredited Investor: Acquisition for Own Account.

(a) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits of the Transactions, has the ability to bear economic risks of the investment contemplated by this Agreement and is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Shares and the Warrants are being acquired for the Investor’s own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate state or federal securities Laws, without prejudice, however, to the rights of the Investor at all times to sell or otherwise dispose of all or any part of such securities in a transaction that does not violate the Securities Act, under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, in either case in compliance with other applicable state or federal securities Laws.

ARTICLE V

COVENANTS

Section 5.1 Preemptive Rights

.  From and after the date hereof until such time as the Investors, together with any of their Affiliates, Beneficially Own less than 9,700,000 shares of Common Stock (including any Warrant Shares) in the aggregate:

(a) If the Issuer proposes to issue any (i) equity securities or (ii) securities convertible into or exercisable or exchangeable for equity securities, other than Warrant Shares or any Excluded Securities (the “Dilutive Securities”), the Issuer shall deliver to each Investor a written notice (which notice shall state the number of Dilutive Securities proposed to be issued, the purchase price thereof and any other material terms or conditions of the proposed Dilutive Securities and of their issuance, including any linked or grouped securities which comprise Dilutive Securities) of such issuance (the “Preemptive Offer Notice”) at least 5 Business Days prior to the date of the proposed issuance (such period beginning on the date that the Preemptive Offer Notice is delivered to the Investors and the 5 Business Days following such date being the “Preemptive Offer Period”).

(b) Each Investor shall have the option, exercisable at any time during the Preemptive Offer Period by delivering a written notice to the Issuer (a “Preemptive Offer Acceptance Notice”), to subscribe for up to a number of such Dilutive Securities, equal to the number of such Dilutive Securities proposed to be offered multiplied by a fraction, the numerator of which is the total number of shares of Common Stock beneficially owned by such Investor and any of its Affiliates (including any Warrant Shares) at the time the Issuer proposes to issue any Offer Securities and the denominator of which is the total number of shares of Common Stock issued and outstanding at such time (“Pro Rata Portion”); provided, however, that, if the issuance of any Dilutive Securities results in an increase in the number of Warrant Shares pursuant to the Warrant’s anti-dilution provisions, the total number of shares of Common Stock beneficially owned by such Investor and any of its Affiliates in the calculation of the numerator set forth in the preceding sentence shall be reduced by the number of any such additional Warrant Shares (such that the Investor’s Pro Rata Portion is unaffected by any such increase in the number of its Warrant Shares).

(c) If  any Investor (i) does not deliver a Preemptive Offer Acceptance Notice within the Preemptive Offer Period or (ii) subscribes for a number of Securities less than its Pro Rata Portion, the Issuer may issue the part of such Dilutive Securities as to which such Investor has elected not to subscribe (the “Refused Securities”) to any other Person (a “New Investor”) in accordance with the terms and conditions set forth in the Preemptive Offer Notice.  Any Refused Securities not purchased by one or more New Investors in accordance with this Section 5.1 within 90 days after the expiration of the Preemptive Offer Period may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures set forth in this Section 5.1.

(d) For the avoidance of doubt, the transfer (other than to a wholly-owned subsidiary of the Issuer) by the Issuer of any security issued by the Issuer shall be deemed to be an issuance of such security by the Issuer for the purposes of this Agreement.

(e) The rights under this Section 5.1 shall not apply to the following securities issued by the Issuer at any time in compliance with this Agreement (the “Excluded Securities”):

(i) equity securities or securities convertible into or exercisable or exchangeable for equity securities, in each case issued to directors, officers, employees, or consultants of the Issuer as compensation for services rendered by such directors, officers, employees, or consultants;

(ii) shares of Common Stock issued as a dividend on shares of Common Stock or upon any stock split, reclassification, recapitalization, exchange or readjustment of shares or other similar transaction;

(iii) securities issued as consideration in a merger, consolidation, acquisition of all or substantially all of the another Person’s assets or any similar transaction involving the Issuer and a Person (other than the Investors or an Affiliate of the Issuer), in each case to the extent that such transaction is conducted in compliance with this Agreement; and

(iv) securities issued upon the exercise, conversion or exchange of any options, warrants (other than the Warrants) or other derivative securities of the Issuer issued in compliance with (or otherwise not in violation of) this Agreement.

(f) The rights under this Section 5.1 shall not apply to or after a merger, consolidation or other similar transaction or series of transactions to which the Issuer is a party, regardless of whether the Issuer is the surviving Person in such transaction, pursuant to which the holders of shares of Common Stock immediately prior to such transaction (including for this purpose the Warrant Shares) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction (including for this purpose the Warrant Shares).

Section 5.2 Adjustments

.  If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

Section 5.3 Further Assurances

.  Each Party shall from time to time do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be required to accomplish the purposes of this Agreement.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Survival of Representations and Warranties

.  The representations and warranties of the Issuer and each Investor contained in this Agreement and any schedule, certificate or other document delivered pursuant hereto or in connection with the Transactions shall survive the Closing.

Section 6.2 Indemnification

.  Subject to the provisions of this Article VI, each Party (in such capacity, the “Indemnifying Party”) will indemnify and hold the other Party and its Affiliates and its and its Affiliates’ shareholders, members, partners, directors, officers, employees, agents, representatives, successors and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (collectively, in such capacity, the “Indemnified Parties”) harmless from any and all claims, awards, losses, damages, interest, liabilities, obligations, payments, deficiencies, judgments, contingencies, penalties, diminution of value and costs and expenses (including court costs and reasonable attorneys’ fees and out-of-pocket expenses incurred in connection with investigating, preparing or defending the foregoing) (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in any Ancillary Document or (b) any action instituted against any Indemnified Party by any third-party, with respect to any Transaction (unless such action is based predominately upon a material breach of any Indemnified Party’s representations, warranties or covenants set forth in this Agreement or in the Ancillary Documents or any material violations by any Indemnified Party of state or federal securities laws or any Indemnified Party’s conduct that constitutes fraud, gross negligence, willful misconduct or malfeasance).

Section 6.3 Procedures

.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Indemnified Party. Such Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel, (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party or (d) if such action involves a Person seeking to impose any equitable remedies or any obligation on such Indemnified Party, other than the payment of money damages for which such Indemnified Party will be indemnified under this Article VI, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party will not be liable to any Indemnified Party under this Agreement (a) for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed or (b) to the extent, but only to the extent, that any Loss is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in any Ancillary Document.  If the Indemnifying Party assumes the defense of any action against any Indemnified Party, the Indemnifying Party shall not, without such Indemnified Party’s prior written consent, enter into any settlement or compromise or consent to the entry of any judgment with respect to such action if such settlement, compromise or judgment (a) involves a finding or admission of wrongdoing, (b) does not include an unconditional written release by the claimant or plaintiff of such Indemnified Party from all liability with respect to such action or (c) imposes equitable remedies or any obligation on such Indemnified Party, other than the payment of money damages for which such Indemnified Party will be indemnified under this Article VI.

Section 6.4 Payment

.  The Indemnifying Party shall be obligated to indemnify any Indemnified Party pursuant to this Article VI only if and with respect to claims for indemnification as to which such Indemnified Party has given written notice to the Indemnifying Party within the applicable statute of limitations of the claim underlying such claim for indemnification.  Any notice written delivered pursuant to this Section 6.4 shall set forth with specificity the basis for any such claim for indemnification.  The Indemnifying Party shall pay any amounts due under this Article VI promptly upon demand by the Indemnified Party as and when incurred, by wire transfer of immediately available funds to an account designated in writing by the Indemnified Party.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Fees and Expenses

.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Transactions are consummated.

Section 7.2 Amendment; Modification; Waiver

.  A provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom such waiver is intended to be effective, which writing shall specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.3 Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, in each case, to the address set forth on the signature pages hereto opposite the signature block of the Party to receive such notice or to such other address as may be designated in writing, in the same manner, by such Party.

Section 7.4 Entire Agreement

.  This Agreement and each of the Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior written agreements, arrangements and understandings, oral or written, between the Parties with respect to such subject matters.  The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any Party hereto, irrespective of which Party caused such provisions to be drafted.  Each of the Parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement and each of the Ancillary Documents.  No Party shall have any legal obligation to enter into the Transactions unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 7.5 Third-Party Beneficiaries

.  Except as provided in Article VI, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

Section 7.6 Governing Law; Submission to Jurisdiction

.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principals of conflicts of laws.  Each Party agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, the Ancillary Documents or the Transactions, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement, the Ancillary Documents or the Transactions (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over either Party hereto, (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.3 of this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (a) nothing in this Section 7.6 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (b) each Party agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

Section 7.7 Waiver of Trial by Jury

.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY DOCUMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.8 Assignment; Successors

.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns.  Notwithstanding the foregoing, no Party may assign or delegate, in whole or in part (whether by operation of law or otherwise), this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party, and any assignment or delegation without such prior written consent shall be null and void ab initio.

Section 7.9 Headings

.  All heading references contained in this Agreement (including in the table of contents) are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 7.10 Severability

 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable Law.

Section 7.11 Specific Performance

.  The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Transactions, will cause irreparable injury to the other Party for which damages, even if available, will not be an adequate remedy.  Accordingly, each Party hereby consents to the issuance of injunctive relief by the Chosen Courts to compel performance of such Party’s obligations and to the granting by the Chosen Courts of the remedy of specific performance of its obligations hereunder.

Section 7.12 Counterparts

.  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above.

APPLIED MINERALS, INC. By: Name: Title:	Address for Notices: 110 Greene Street – Suite 1101, New York, NY 10012, Attention William Gleeson, Esq. General Counsel

Signature Page to Investment Agreement

SAMLYN OFFSHORE MASTER FUND, LTD.	Address for Notices: 500 Park Avenue, New York, NY 10022, Attn: Michael Barry, General Counsel

By: _____________________________
Name:
Title:

Purchase Price Allocation: $6,150,000
No. of shares of Common Stock: 6,150,000
No. of Warrant Shares: 3,075,000

Signature Page to Investment Agreement

SAMLYN ONSHORE FUND, LP	Address for Notices: 500 Park Avenue, New York, NY 10022, Attn: Michael Barry, General Counsel

By: _____________________________
Name:
Title:

Purchase Price Allocation: $3,850,000
No. of shares of Common Stock: 3,850,000
No. of Warrant Shares: 1,925,000

Signature Page to Investment Agreement

APPENDIX A

Definitions

Term	Section
Action	Section 3.12
Agreement	Preamble
Ancillary Documents	Recitals
Balance Sheet	Section 3.9
Benefit Plans	Section 3.13
Chosen Courts	Section 7.6
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 3.13
Common Stock	Recitals
Dilutive Securities	Section 5.1(a)
Director Nomination Agreement	Recitals
Encumbrances	Section 3.3
ERISA	Section 3.13
Excluded Securities	Section 5.1(e)
Financial Statements	Section 3.7(a)
Governmental Authority	Section 3.3
Indemnified Party	Section 6.2
Indemnifying Party	Section 6.2
Interim Financial Statements	Section 3.7(a)
internal controls	Section 3.8(b)
Investors	Preamble
Issuer	Preamble
Law	Section 3.3
Leased Real Property	Section 3.16(a)
Losses	Section 6.2
Material Contracts	Section 3.19
New Investor	Section 5.1(c)
Outstanding Capital Stock	Section 3.6
Owned Real Property	Section 3.16(a)
Party or Parties	Preamble
Permits	Section 3.11
Permitted Encumbrances	Section 3.16(a)
[PIK Notes]	Section 3.6(a)
Preemptive Offer Acceptance Notice	Section 5.1(b)
Preemptive Offer Notice	Section 5.1(a)
Preemptive Offer Period	Section 5.1(a)
Preferred Stock	Section 3.6
Pro Rata Portion	Section 5.1(b)
Purchase Price	Section 2.1
Real Property	Section 3.16(a)
Refused Securities	Section 5.1(c)
Registration Rights Agreement	Recitals
[Reserved Shares]	Section 3.6(a)
SEC Reports	Section 3.8(a)
Shares	Recitals
Warrants	Recitals
Warrant Shares	Recitals

“Affiliates” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such subject Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Ancillary Documents” means the Director Nomination Agreement, Registration Rights Agreement, Warrants and any other agreements, certificates or other documents delivered in relation hereto or thereto.

“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act; provided, that, for the avoidance of doubt, the per share trading price of the Common Stock shall not affect whether any Investor Beneficially Owns any Warrant Share.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which banks are authorized or obligated by Law or executive order to close in New York, New York.

“By-Laws” means the By-Laws of the Issuer (as the same be amended, restated, supplemented or otherwise modified from time to time).

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer (as the same be amended, restated, supplemented or otherwise modified from time to time).

“Environmental Damages” means all liabilities, whether accrued, fixed or contingent, known or unknown, and whether or not included in a schedule to this Agreement, any of which are incurred at any time arising out of, based on or resulting from (a) the presence or release of Hazardous Materials into the environment, on or prior to the Closing Date, upon, beneath, or from any Real Property or other location (whether or not owned or operated by the Issuer at the time such Hazardous Materials were present or released) where the Issuer conducted operations or generated, stored, released, sent, transported or disposed of Hazardous Materials or (b) any violation of Environmental Requirements by the Issuer on or prior to the Closing.

“Environmental Requirements” means all statutes, regulations, rules, policy, guidance, ordinances, codes, common law, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all Governmental Authorities and all judicial and administrative and regulatory writs, injunctions, decrees, judgments and orders relating to (a) occupational health or safety; (b) the protection of human health or the environment; (c) the treatment, storage, disposal, handling, release or Remediation of Hazardous Materials; or (d) exposure of persons to Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“Hazardous Materials” means any substance: (a) the presence of which requires reporting, investigation, removal or remediation under any Environmental Requirement; (b) that is defined as a “hazardous waste,” “hazardous substance” or “pollutant” or “contaminant” under any Environmental Requirement; (c) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; or (d) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

“Intellectual Property Rights” means all (a) logos, trademarks, service marks, trade names, trade dress, domain names and other indicia of origin; (b) copyrights; (c) patents and patent applications, including any extensions, reexaminations and reissues, divisions, continuations and continuations-in-part; (d) trade secrets and other proprietary information; and (e) all registrations and applications for any of the foregoing.

“Issuer’s Knowledge” means knowledge after due inquiry of any of the following officers of the Issuer: chief executive officer, chief financial officer and general counsel.

“Material Adverse Effect” means any state of facts, condition, change, effect, development, occurrence or event with respect to the Issuer (each, an “Event”) that, individually or in the aggregate, (i) results in or could reasonably be expected to result in a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Issuer, or (ii) prevents or materially impedes the ability of the Issuer or the Investors to perform its or their obligations under this Agreement; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect pursuant to clause (i) above: (A) any Events generally affecting the industries in which the Issuer primarily operates (but only to the extent such Event does not affect the Issuer in a manner disproportionate to other firms in such industries) or the economy, or financial or capital markets, in the United States; (B) any Events arising from or otherwise relating to any war (whether or not declared), national or international hostilities, sabotage or terrorism; and (C) any Events resulting from changes in the market price or trading volume of the Issuer Common Stock (provided that the facts or occurrences giving rise to or contributing to such changes that are not otherwise excluded from this definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect).

“Material Contract” means contracts or other binding arrangements with respect to which the Issuer is bound and (a) the cancellation of which would likely have a Material Adverse Effect or that otherwise is material to the Issuer taken as a whole (including each contract that is required by Item 6.01(10) of SEC Regulation S-K to be an Exhibit to a Report of the Issuer on Form 10-K); (b) under which any past or present officer, director, employee or consultant of the Issuer is provided payment of more than $150,000 in any twelve month period (in any circumstance); (c) which provides for the grant of options to any past or present officer, director, employee or any consultant of the Issuer, other than agreements relating to options granted under the Issuer Benefit Plan; (d) has been entered into by the Issuer in its ordinary course of business and is likely to involve consideration or liability of more than $500,000 in the aggregate; (e) has been entered into by the Issuer other than in the ordinary course of business and is likely to involve consideration or liability of more than $150,000 in the aggregate; or (f) that provides or purports to provide exclusivity to any Person or that limits the conduct of business, in each case on or over the Issuer or the Investors.

“Person” means shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Remediation” means (a) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601 and (b) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924.

“Representative” means officers, directors, employees and agents.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

EXHIBIT A

Warrants

[Attached]

EXHIBIT B

Registration Rights Agreement

[Attached]

EXHIBIT C

Director Nomination Agreement

[Attached]

Schedule 3.6(c)

Registration Rights

[Attached]

Schedule 3.13

Employee Benefit Plans

The Company has employment agreements with (i) Material Advisors, LLC, (i) William Gleeson (General Counsel), and (iii) Christopher DeArmitt (Chief Technology Officer).  The Company has consulting agreements with (i) Amit Dharia, (ii) Yash Khanna, (iii) Edward Volk, and (iv)Eric Winefsky.

Schedule 3.15

Intellectual Property

1. Patent Applications

Title: Nucleating Agent For Polyethylenes

File reference no.: 86109-4001

U.S. Application no.: 61/406,331

International Application No.:PCT/US2011/057268

2. Licenses

We own a co-exclusive license on the following patents owned by the U.S. Department of the Navy:

U.S. Patent No. 5,492,696 entitled “Controlled Release Microstructures” filed on June 17, 1993 and issued on February 20, 1996 to Ronald Price, Joel Schnur, Paul Schoen, Mary Testoff,

Jacque Georger Jr., Alan Rudolph and Robert Brady. Note: This patent is co-assigned to NRL and Geo-Centers (now SAIC). NRL has sole licensing rights under a joint licensing agreement with SAIC, NRL-IIA-05-006.

U.S. Patent No. 5,651,976 entitled “Controlled Release of Active Agents Using Inorganic

Tubules” filed on July 31, 1995 and issued on July 29, 1997 to Ronald Price and Bruce Gaber.

This patent is solely assigned to the Navy.

U.S. Patent No. 5,705,191 entitled “Sustained Delivery of Active Compounds from Tubules,

with Rational Control” filed August 18, 1995 and issued January 6, 1998, to Ronald R. Price,

Joel M. Schnur, Alan S. Rudolph, Jonathan Selinger, Alok Singh and Bruce P. Gaber. This

patent is solely assigned to the Navy.

U.S. Patent No. 6,280,759 entitled “Method of Controlled Release and Controlled Release

Microstructures” filed on March 7, 1994 and issued August 28, 2001 to Ronald Price, Joel

Schnur, Mary Testoff, Jacque Georger, Alan Rudolph and Robert Brady. Note: This patent is co-assigned to NRL and Geo-Centers (now SAIC). NRL has sole licensing rights under a joint licensing agreement with SAIC, NRL-IIA-05-006.

Schedule 3.16(b)

Tangible Personal Property

[Attached]